UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2010

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-53330	52-0904874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8200 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-903-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Upon the appointment of the Federal Housing Finance Agency (FHFA) as Conservator of Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) on September 6, 2008, the Conservator immediately succeeded to all rights, titles, powers and privileges of Freddie Mac, and of any stockholder, officer or director of Freddie Mac with respect to Freddie Mac and its assets, including, without limitation, the right of holders of Freddie Mac common stock to vote with respect to the election of directors and any other matter for which stockholder approval is required or deemed advisable.

On December 21, 2009, Freddie Mac announced that Barbara T. Alexander had notified FHFA that she would not stand for re-election to our Board at the expiration of her then-current term.

On March 15, 2010, the Conservator executed a written consent re-electing each of the then-current directors other than Ms. Alexander as members of Freddie Mac’s Board of Directors, effective as of the adjournment of the meeting of Freddie Mac’s Board of Directors on March 19, 2010. The individuals elected by the Conservator for another term as Directors are listed below.

Linda B. Bammann
Carolyn H. Byrd
Robert R. Glauber
Charles E. Haldeman, Jr.
Laurence E. Hirsch
John A. Koskinen
Christopher S. Lynch
Nicolas P. Retsinas
Eugene B. Shanks, Jr.
Anthony A. Williams

Ms. Alexander’s term, and her service on the Board, ended as of the adjournment of the meeting of the Board on March 19, 2010, when the written consent became effective. The terms of the Directors elected under the March 15, 2010 consent will continue until the date of the next annual meeting of stockholders or the Conservator next elects Directors of Freddie by written consent, whichever occurs first.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)

March 19, 2010	By:	Kevin I. MacKenzie

Name: Kevin I. MacKenzie
Title: Vice President and Deputy General Counsel - Securities